EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2002 relating to the financial statements and financial statement schedule of Digital Lightwave, Inc., which appears in Digital Lightwave, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001.





/s/ PRICEWATERHOUSECOOPERS LLP



Tampa, Florida
September 13, 2002




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